Exhibit 10.6

RESTATED
DIRECTOR SUPPLEMENTAL RETIREMENT
INCOME and DEFERRED COMPENSATION AGREEMENT
FOR JOSEPH YELENCSICS

MAGYAR BANK
New Brunswick, New Jersey

January 1, 2006

Financial Institution Consulting Corporation
700 Colonial Road, Suite 102
Memphis, Tennessee 38117
WATS: 1-800-873-0089
FAX: (901) 684-7414
(901) 684-7400

RESTATED
DIRECTOR SUPPLEMENTAL RETIREMENT
INCOME and DEFERRED COMPENSATION AGREEMENT
FOR JOSEPH YELENCSICS

This Restated Director Supplemental Retirement Income and Deferred Compensation Agreement for Joseph Yelencsics (the “Agreement”), effective as of the 1st day of January, 2006, amends and restates the Director Supplemental Retirement Income and Deferred Compensation Agreement for Joseph Yelencsics dated February 1, 2004, and formalizes the understanding by and between MAGYAR BANK (the “Bank”), a state chartered savings bank having its principal place of business in New Brunswick, New Jersey, and JOSEPH YELENCSICS (hereinafter referred to as “Director”). All prior non-qualified Director deferred compensation agreements, including any and all Joinder Agreements, with respect to the Director and MAGYAR BANK, are hereby superseded and replaced by this Agreement

W I T N E S S E T H :

WHEREAS, the Director serves the Bank as a member of the board; and

WHEREAS, the Bank recognizes the valuable services heretofore performed by the Director and wishes to encourage his continued service; and

WHEREAS, the Director wishes to be assured that the Director will be entitled to a certain amount of additional compensation for some definite period of time from and after retirement from active service with the Bank or other termination of service and wishes to provide his beneficiary with benefits from and after death; and

WHEREAS, the Bank and the Director wish to provide the terms and conditions upon which the Bank shall pay such additional compensation to the Director after retirement or other termination of service and/or death benefits to his beneficiary after death; and

WHEREAS, the Bank has adopted this Director Supplemental Retirement Income and Deferred Compensation Agreement which controls all issues relating to benefits as described herein; and

WHEREAS, Section 409A of the Internal Revenue Code of 1986 (“Code”), as amended, requires that certain deferred compensation arrangements comply with its terms or subject the recipient of the compensation to potential taxes and penalties; and

WHEREAS, the Bank desires to amend and restate the Agreement to comply with Code Section 409A and any Treasury Regulations promulgated thereunder; and

WHEREAS, the Board of Directors of the Bank has conditionally approved the amendment and restatement of the Agreement, subject to the approval of the New Jersey Department of Banking and Insurance.

NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the Bank and the Director agree as follows:

SECTION I
DEFINITIONS

When used herein, the following words and phrases shall have the meanings below unless the context clearly indicates otherwise:

1.1
“Accrued Benefit Account” shall be represented by the bookkeeping entries required to record the Director=s (i) Phantom Contributions plus (ii) accrued interest, equal to the Interest Factor, earned to-date on such amounts. However, neither the existence of such bookkeeping entries nor the Accrued Benefit Account itself shall be deemed to create either a trust of any kind, or a fiduciary relationship between the Bank and the Director or any Beneficiary.

1.2	“Act” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.3	AAdministrator@ means the Bank.

1.4	“Bank” means MAGYAR BANK and any successor thereto.

1.5
“Beneficiary” means the person or persons (and their heirs) designated as Beneficiary in Exhibit B of this Agreement to whom the deceased Director=s benefits are payable. If no Beneficiary is so designated, then the Director=s Spouse, if living, will be deemed the Beneficiary. If the Director=s Spouse is not living, then the Children of the Director will be deemed the Beneficiaries and will take on a per stirpes basis. If there are no Children, then the Estate of the Director will be deemed the Beneficiary.

1.6	“Benefit Age” means the later of: (i) the Director’s sixty-fifth (65th) birthday or (ii) the actual date the Director=s full-time service with the Bank terminates.

1.7
“Benefit Eligibility Date” means the date on which the Director is entitled to receive any benefit(s) pursuant to Section(s) III or V of this Agreement. It shall be the first day of the month following both the attainment of the Directors’ Benefit Age and his actual retirement from the Board of Directors.

1.8	“Board of Directors” means the board of directors of the Bank.

1.9
“Cause” means termination of the Director=s service on the Board of Directors due to: (i) actions or inactions which constitute a breach of the bylaws of the Bank or (ii) the Director=s personal dishonesty, willful misconduct, willful malfeasance, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), or final cease-and-desist order, material breach of any provision of this Plan, or gross negligence in matters of material importance to the Bank.

1.10
“Change in Control” shall mean a change in the ownership of the Bank or Company under paragraph (a) below, a change in effective control of the Bank or Company under paragraph (b) below, or a change in the ownership of a substantial portion of the assets of the Bank or Company under paragraph (c) below. For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of Proposed Treasury Regulation Section 1.409A-3(g), except to the extent that such proposed regulations are superseded by subsequent guidance.

For this subsection “persons acting as a group” is defined as follows; Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(a)	Change in Ownership of the Bank or Company

Change in the ownership occurs on the date that any one person, or more than one person acting as a group (as defined above), acquires ownership of stock of the Bank or Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation. However, if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the corporation or to cause a change in the effective control of the corporation.

(b)	Change in the Effective Control of the Bank or Company

A change in the effective control of the Bank or Company occurs on the date that either -

(1) Any one person, or more than one person acting as a group (as defined above), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 20 percent or more of the total voting power of the stock of the Company (except that if an individual Director’s agreement becomes subject to Code Section 409A, then the required percentage of acquired ownership of stock under this Subsection 1.10 (b)(1) shall be 35 percent or more); or

(2) a majority of members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors prior to the date of the appointment or election.

(c)	Change in the Ownership of a Substantial Portion of the Bank’s or Company’s Assets.

Change in the ownership of a substantial portion of the Bank or Company’s assets occurs on the date that any one person, or more than one person acting as a group (as defined above), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Bank or Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Bank or Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

1.11	“Children” means all natural or adopted children of the Director and issue of any predeceased child or children.

1.12	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.13	“Company” shall mean Magyar Bancorp, Inc.

1.14
“Contribution(s)” means those annual total contributions comprised of both the Elective Contributions and the Emeritus Contributions which the Bank is required to make to the Retirement Income Trust Fund on behalf of the Director in accordance with Subsection 2.1(a) and in the amounts set forth in Exhibit A of the Agreement. Such Contributions, for the first Plan Year, shall include any and all amounts accrued by the Bank to pay the benefits promised to the Director under any prior non-qualified deferred compensation agreements including any Joinder Agreements previously executed by the Bank and the Director.

1.15
(a) “Disability Benefit” means the benefit payable to the Director following a determination, in accordance with Subsection 6.1(a), that he is no longer able, properly and satisfactorily, to perform his duties at the Bank.

(b) “Disability Benefit-Supplemental” (if applicable) means the benefit payable to the Director=s Beneficiary upon the Director=s death in accordance with Subsection 6.1(b).

1.16
“Effective Date” of this Agreement shall be January 1, 2006. The original effective date of this Agreement was February 1, 2004. The Agreement is hereby amended and restated effective January 1, 2006 in order to conform to Code Section 409A.

1.17
“Elective Contribution” shall refer to the Director’s voluntary monthly pre-tax deferral of board fees, committee fees and/or retainer plus interest compounded annually at a rate equal to the Interest Factor. The Director may elect to change his voluntary deferral amount by submitting to the Bank a Notice of Adjustment of Elective Contribution thirty (30) days prior to the end of any Plan Year.

1.18
“Emeritus Contribution” shall refer to the amounts necessary to support an annual amount payable to the Director at Benefit Age based upon a percentage, as stated in Appendix A, of the Director’s total board fees, committee fees and/or retainer in the twelve months prior to the Director’s Benefit Eligibility Date. The percentage shall be determined by the following formula: ten percent (10%) plus two and one-half percent (2 ½%) for each year of service as a Director, with a minimum of fifty percent (50%), provided the Director has served for at least five (5) years, and a maximum of sixty percent (60%). Notwithstanding the foregoing, any Director who serves as Board Chairman for a five-year term (other than the current Chairman) shall be entitled to receive seventy-five percent (75%).

1.19	“Estate” means the estate of the Director.

1.20	“Interest Factor” means monthly compounding, discounting or annuitizing, as applicable, at a rate set forth in Exhibit A.

1.21
“Payout Period” means the time frame during which certain benefits payable hereunder shall be distributed. Payments shall be made in monthly installments commencing on the first day of the month following the occurrence of the event which triggers distribution and continuing for a period of one hundred eighty (180) months. Should the Director make a Timely Election to receive a lump sum benefit payment, the Director=s Payout Period shall be deemed to be one (1) month.

1.22
“Phantom Contributions” means those annual Contributions which the Bank is no longer required to make on behalf of the Director to the Retirement Income Trust Fund. Rather, once the Director has exercised the withdrawal rights provided for in Subsection 2.2, the Bank shall be required to record the annual amounts set forth in Exhibit A of the Agreement in the Director=s Accrued Benefit Account, pursuant to Subsection 2.1.

1.23	“Plan Year” shall mean the twelve (12) month period commencing January 1 and ending December 31.

1.24
“Retirement Income Trust Fund” means the trust fund account established by the Director and into which annual Contributions will be made by the Bank on behalf of the Director pursuant to Subsection 2.1. The contractual rights of the Bank and the Director with respect to the Retirement Income Trust Fund shall be outlined in a separate writing to be known as the Joseph Yelencsics Grantor Trust agreement.

1.25
ASpouse@ means the individual to whom the Director is legally married at the time of the Director=s death, provided, however, that the term ASpouse@ shall not refer to an individual to whom the Director is legally married at the time of death if the Director and such individual have entered into a formal separation agreement or initiated divorce proceedings.

1.26
“Supplemental Retirement Income Benefit” means an annual amount (before taking into account federal and state income taxes), payable in monthly installments throughout the Payout Period. Such benefit is projected pursuant to the Agreement for the purpose of determining the Contributions to be made to the Retirement Income Trust Fund (or Phantom Contributions to be recorded in the Accrued Benefit Account). The annual Contributions and Phantom

Contributions have been actuarially determined, using the assumptions set forth in Exhibit A, in order to fund for the projected Supplemental Retirement Income Benefit. The Supplemental Retirement Income Benefit for which Contributions (or Phantom Contributions) are being made (or recorded) is set forth in Exhibit A.

1.27
“Timely Election” means the Director has made an election to change the form of his benefit payment(s) from the Retirement Income Trust Fund by filing with the Administrator a Notice of Election to Change Form of Payment (Exhibit C of this Agreement). In the case of benefits payable from the Retirement Income Trust Fund, such election may be made at any time. In the case of benefits payable from the Accrued Benefit Account, such election generally shall have been made prior to December 31, 2006 (i.e. the last day of the “Transition Period” for bringing plans into compliance with Code Section 409A). Unless the Transition Period is extended by the Internal Revenue Service, if the Director makes an election subsequent to December 31, 2006 with respect to distributions from the Accrued Benefit Account, then (i) such election may not take effect until at least twelve (12) months after the date on which the election is made, (ii) in the case of an election related to a payment other than due to disability or death, the first payment with respect to which such election is made must be deferred for a period of not less than five (5) years from the date such payment would otherwise have been made, and (iii) any election related to a distribution at a specified time or pursuant to a fixed schedule may not be made less than twelve (12) months prior to the date of the first scheduled payment.

SECTION II
BENEFIT FUNDING

2.1
(a) Retirement Income Trust Fund and Accrued Benefit Account. The Director shall establish the Joseph Yelencsics Grantor Trust into which the Bank shall be required to make annual Contributions on the Director=s behalf, pursuant to Exhibit A and this Section II of the Agreement. A trustee shall be selected by the Director. The trustee shall maintain an account, separate and distinct from the Director=s personal contributions, which account shall constitute the Retirement Income Trust Fund. The trustee shall be charged with the responsibility of investing all contributed funds. Distributions from the Retirement Income Trust Fund of the Joseph Yelencsics Grantor Trust may be made by the trustee to the Director, for purposes of payment of any income or employment taxes due and owing on Contributions by the Bank to the Retirement Income Trust Fund, if any, and on any taxable earnings associated with such Contributions which the Director shall be required to pay from year to year, under applicable law, prior to actual receipt of any benefit payments from the Retirement Income Trust Fund. If the Director exercises his withdrawal rights pursuant to Subsection 2.2, the Bank=s obligation to make Contributions to the Retirement Income Trust Fund shall cease and the Bank=s obligation to record Phantom Contributions in the Accrued Benefit Account shall immediately commence pursuant to Exhibit A and this Section II of the Agreement. To the extent this Agreement is inconsistent with the Joseph Yelencsics Grantor Trust Agreement, the Joseph Yelencsics Grantor Trust Agreement shall supersede this Agreement.

The annual Contributions (or Phantom Contributions) required to be made by the Bank to the Retirement Income Trust Fund (or recorded by the Bank in the Accrued Benefit Account) have been actuarially determined and are set forth in Exhibit A which is attached hereto and incorporated herein by reference. Contributions shall be made by the Bank to the Retirement Income Trust Fund (i) within seventy-five (75) days of establishment of such trust, and (ii) within the first thirty (30) days of the beginning of each subsequent Plan Year, unless this Section expressly provides otherwise. Phantom Contributions, if any, shall be recorded in the Accrued Benefit Account within the first thirty (30) days of the beginning of each applicable Plan Year, unless this Section expressly provides otherwise. Phantom Contributions shall accrue interest at a rate equal to the Interest Factor, during the Payout Period, until the balance of the Accrued Benefit Account has been fully distributed. Interest on any Phantom Contribution shall not commence until such Payout Period commences.

The Administrator shall review the schedule of annual Contributions (or Phantom Contributions) provided for in Exhibit A (i) within thirty (30) days prior to the close of each Plan Year and (ii) if the Director is employed by the Bank until attaining Benefit Age, on or immediately before attainment of such Benefit Age. Such review shall consist of an evaluation of the accuracy of all assumptions used to establish the schedule of Contributions (or Phantom Contributions). Provided that (i) the Director has not exercised his withdrawal rights pursuant to Subsection 2.2 and (ii) the investments contained in the Retirement Income Trust Fund have been deemed reasonable by the Bank, the Administrator shall prospectively amend or supplement the schedule of Contributions provided for in Exhibit A should the Administrator determine during any such review that an increase in or supplement to the schedule of Contributions is necessary in order to adequately fund the Retirement Income Trust Fund so as to provide an annual benefit (or to provide the lump sum equivalent of such benefit, as applicable) equal to the Supplemental Retirement Income Benefit, on an after-tax basis, commencing at Benefit Age and payable for the duration of the Payout Period.

(b) Withdrawal Rights Not Exercised.
(1) Contributions Made Annually
If the Director does not exercise any withdrawal rights pursuant to Subsection 2.2, the annual Contributions to the Retirement Income Trust Fund shall continue each year, unless this Subsection 2.1(b) specifically states otherwise, until the earlier of (i) the last Plan Year that Contributions are required pursuant to Exhibit A, or (ii) the Plan Year of the Director’s termination of service.

(2) Termination Following a Change in Control
If the Director does not exercise his withdrawal rights pursuant to Subsection 2.2 and a Change in Control occurs at the Bank, followed within thirty-six (36) months by either (i) the Director’s involuntary termination of service, or (ii) Director’s voluntary termination of service after: (A) a material change in the Director’s function, duties, or responsibilities, which change would cause the Director’s position to become one of lesser responsibility, importance, or scope from the position the Director held at the time of the Change in Control, (B) a relocation of the Director’s principal place of service by more than thirty (30) miles from its location prior to the Change in Control, or (C) a material reduction in the benefits and perquisites to the Director from those being provided at the time of the Change in Control, the Emeritus Contributions as set forth on Schedule A shall continue to be required of the Bank. The Bank shall be required to make an immediate lump sum Contribution to the Director’s Retirement Income Trust Fund in an amount equal to: (i) the full Emeritus Contribution required for the Plan Year in which such termination occurs, if not yet made, plus (ii) the present value (computed using a discount rate equal to the Interest Factor) of all remaining Emeritus Contributions to the Retirement Income Trust Fund, and (iii) the present value (computed using the a discount rate equal to the Interest Factor) of the interest only component of the Elective Contribution; provided, however, that, if necessary, an additional amount shall be contributed to the Retirement Income Trust Fund which is sufficient to provide the Director with after-tax benefits (assuming a constant tax rate equal to the rate in effect as of the date of Director=s termination) beginning at Benefit Age following such termination, equal in amount to that benefit which would have been payable to the Director if no secular trust had been implemented and the benefit obligation had been accrued under APB Opinion No. 12, as amended by FAS 106.

(3) Termination For Cause
If the Director does not exercise his withdrawal rights pursuant to Subsection 2.2, and is terminated for Cause pursuant to Subsection 5.2, no further Contribution(s) to the Retirement Income Trust Fund shall be required of the Bank, and if not yet made, no Contribution shall be required for the Plan Year in which such termination for Cause occurs.

(4) Voluntary or Involuntary Termination of Service.
If the Director does not exercise his withdrawal rights pursuant to Subsection 2.2, and the Director’s service with the Bank is voluntarily or involuntarily terminated for any reason, including a termination due to disability of the Director but excluding termination for Cause, or termination following a Change in Control within thirty-six (36) months of such Change in Control, no further Contribution(s), as defined in Subsection 1.14, to the Retirement Income Trust Fund shall be required of the Bank, and if not yet made, no Contribution shall be required for the Plan Year in which such termination occurs. Notwithstanding the above, the Bank will be required to make annual payments to Director’s Retirement Income Trust Fund determined as follows:

1.	Determine what the accrued liability would have been as of the Director’s date of termination, had no secular trust been implemented.

2.
Determine the benefit payable, beginning at the Benefit Age, for 180 months which that accrued liability would support had interest been added to that liability on an annual basis using the Accrued Benefit Interest Factor set forth in Exhibit A.

3.
The Bank shall make payments to the Director’s Retirement Income Trust Fund on an annual basis in amounts equal to the accrued interest expense which would have been recorded absent the secular trust arrangement.

(5) Death During Service(5) Death During Employment.
If the Director does not exercise any withdrawal rights pursuant to Subsection 2.2, and dies while employed by the Bank, and if, following the Director=s death, the assets of the Retirement Income Trust Fund are insufficient to provide the Supplemental Retirement Income Benefit to which the Director is entitled, the Bank shall be required to make a Contribution to the Retirement Income Trust Fund equal to the sum of the remaining Contributions set forth on Exhibit A, after taking into consideration any payments under any life insurance policies that may have been obtained on the Director=s life by the Retirement Income Trust Fund. Such final contribution shall be payable in a lump sum to the Retirement Income Trust Fund within thirty (30) days of the Director=s death.

(c) Withdrawal Rights Exercised.
(1) Phantom Contributions Made Annually.
If the Director exercises his withdrawal rights pursuant to Subsection 2.2, no further Contributions to the Retirement Income Trust Fund shall be required of the Bank. Thereafter, Phantom Contributions shall be recorded annually in the Director’s Accrued Benefit Account within thirty (30) days of the beginning of each Plan Year, commencing with the first Plan Year following the Plan Year in which the Director exercises his withdrawal rights. Such Phantom Contributions shall continue to be recorded annually, unless this Subsection 2.1(c) specifically states otherwise, until the earlier of (i) the last Plan Year that Phantom Contributions are required pursuant to Exhibit A, or (ii) the Plan Year of the Director’s termination of service.

(2) Termination Following a Change in Control
If the Director exercises his withdrawal rights pursuant to Subsection 2.2, Phantom Contributions shall commence in the Plan Year following the Plan Year in which the Director first exercises his withdrawal rights. If a Change in Control occurs at the Bank, and within thirty-six (36) months of such Change in Control, the Director’s service is either (i) involuntarily terminated, or (ii) voluntarily terminated by the Director after: (A) a material change in the Director’s function, duties, or responsibilities, which change would cause the Director’s position to become one of lesser responsibility, importance, or scope from the position the Director held at the time of the Change in Control, (B) a relocation of the Director’s principal place of service by more than thirty (30) miles from its location prior to the Change in Control, or (C) a material reduction in the benefits and perquisites to the Director from those being provided at the time of the Change in Control, the Phantom Contribution set forth below shall be required of the Bank. The Bank shall be required to record a lump sum Phantom Contribution in the Accrued Benefit Account within ten (10) days of the Director=s termination of service equal to (i) the full Emeritus Contribution required for the Plan Year in which such termination occurs, if not yet made, plus (ii) the present value (computed using a discount rate equal to the Interest Factor) of all remaining Emeritus Contributions to the Retirement Income Trust Fund, and (iii) the present value (computed using the a discount rate equal to the Interest Factor) of the interest only component of the Elective Contribution. The amount of such final Phantom Contribution shall be actuarially determined based on the Phantom Contribution required, at such time, in order to provide a benefit via this Agreement equal in amount to that benefit which would have been payable to the Director if no secular trust had been implemented and the benefit obligation had been accrued under APB Opinion No. 12, as amended by FAS 106. (Such actuarial determination shall reflect the fact that amounts shall be payable from both the Accrued Benefit Account as well as the Retirement Income Trust Fund and shall also reflect the amount and timing of any withdrawal(s) made by the Director from the Retirement Income Trust Fund pursuant to Subsection 2.2.)

(3) Termination For Cause(3) Termination For Cause
If the Director is terminated for Cause pursuant to Subsection 5.2, the entire balance of the Director=s Accrued Benefit Account at the time of such termination, which shall include any Phantom Contributions which have been recorded plus interest accrued on such Phantom Contributions, shall be forfeited.

(4) Voluntary and Involuntary Termination of Service.
If the Director exercises his withdrawal rights pursuant to Subsection 2.2, and the Director’s service with the Bank is voluntarily or involuntarily terminated for any reason including termination due to disability of the Director, but excluding termination for Cause, or termination following a Change in Control, within thirty (30) days of such termination of service, no further Phantom Contributions shall be required of the Bank. Interest, at a rate equal to the Interest Factor, shall accrue on such Phantom Contributions until the Director’s Benefit Eligibility Date.

(5) Death During Service.
If the Director exercises his withdrawal rights pursuant to Subsection 2.2, and dies while employed by the Bank, Phantom Contributions included on Exhibit A shall be required of the Bank. Such Phantom Contributions shall commence in the Plan Year following the Plan Year in which the Director exercises his withdrawal rights and shall continue through the Plan Year in which the Director dies. The Bank shall also be required to record a final Phantom Contribution within thirty (30) days of the Director=s death. The amount of such final Phantom Contribution shall be actuarially determined based on the Phantom Contribution required at such time (if any), in order to provide a benefit via this Agreement equivalent to the Supplemental Retirement Income Benefit commencing within thirty (30) days of the date the Administrator receives notice of the Director=s death and continuing for the duration of the Payout Period. (Such actuarial determination shall reflect the fact that amounts shall be payable from the Accrued Benefit Account as well as the Retirement Income Trust Fund and shall also reflect the amount and timing of any withdrawal(s) made by the Director pursuant to Subsection 2.2.)

2.2	Withdrawals From Retirement Income Trust Fund.
Exercise of withdrawal rights by the Director pursuant to the Joseph Yelencsics Grantor Trust agreement shall terminate the Bank’s obligation to make any further Contributions to the Retirement Income Trust Fund, and the Bank=s obligation to record Phantom Contributions pursuant to Subsection 2.1(c) shall commence. For purposes of this Subsection 2.2, Aexercise of withdrawal rights@ shall mean those withdrawal rights to which the Director is entitled under Article III of the Joseph Yelencsics Grantor Trust agreement and shall exclude any distributions made by the trustee of the Retirement Income Trust Fund to the Director for purposes of payment of income taxes in accordance with Subsection 2.1 of this Agreement and the tax reimbursement formula contained in the trust document, or other trust expenses properly payable from the Joseph Yelencsics Grantor Trust pursuant to the provisions of the trust document.

2.3	Benefits Payable From Retirement Income Trust Fund
Notwithstanding anything else to the contrary in this Agreement, in the event that the trustee of the Retirement Income Trust Fund purchases a life insurance policy with the Contributions to and, if applicable, earnings of the Trust, and such life insurance policy is intended to continue in force beyond the Payout Period for the disability or retirement benefits payable from the

Retirement Income Trust Fund pursuant to this Agreement, then the trustee shall have discretion to determine the portion of the cash value of such policy available for purposes of annuitizing the Retirement Income Trust Fund (it being understood that for purposes of this Section 2.3, Aannuitizing@ does not mean surrender of such policy and annuitizing of the cash value received upon such surrender) to provide the disability or retirement benefits payable under this Agreement, after taking into consideration the amounts reasonably believed to be required in order to maintain the cash value of such policy to continue such policy in effect until the death of the Director and payment of death benefits thereunder.

SECTION III
RETIREMENT BENEFIT

3.1	(a) Normal form of payment.
If (i) the Director is employed with the Bank until reaching his Benefit Age and (ii) the Director has not made a Timely Election to receive a lump sum benefit, this Subsection 3.1(a) shall be controlling with respect to retirement benefits.

The Retirement Income Trust Fund, measured as of the Director’s Benefit Age, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period. Such benefit payments shall commence on the Director’s Benefit Eligibility Date. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is less than the rate of return used to annuitize the Retirement Income Trust Fund, no additional contributions to the Retirement Income Trust Fund shall be required by the Bank in order to fund the final benefit payment(s) and make up for any shortage attributable to the less-than-expected rate of return. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is greater than the rate of return used to annuitize the Retirement Income Trust Fund, the final benefit payment to the Director (or his Beneficiary) shall distribute the excess amounts attributable to the greater-than-expected rate of return. The Director may at anytime during the Payout Period request to receive the unpaid balance of his Retirement Income Trust Fund in a lump sum payment. If such a lump sum payment is requested by the Director, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Director gives notice to both the Administrator and trustee in writing. Such lump sum payment shall be payable within thirty (30) days of such notice. In the event the Director dies at any time after attaining his Benefit Age, but prior to commencement or completion of all monthly payments due and owing hereunder, (i) the trustee of the Retirement Income Trust Fund shall pay to the Director’s Beneficiary the monthly installments (or a continuation of such monthly installments if they have already commenced) for the balance of months remaining in the Payout Period, or (ii) the Director’s Beneficiary may request to receive the unpaid balance of the Director’s Retirement Income Trust Fund in a lump sum payment. If a lump sum payment is requested by the Beneficiary, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Director’s Beneficiary notifies both the Administrator and trustee in writing of such election within ninety (90) days of the Director’s death. Such lump sum payment shall be payable within thirty (30) days of such notice.

The Director=s Accrued Benefit Account (if applicable), measured as of the Director=s Benefit Age, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period. Such benefit payments shall commence on the Director=s Benefit Eligibility Date. In the event the Director dies at any time after attaining his Benefit Age, but prior to commencement or completion of all the payments due and owing hereunder, (i) the Bank shall pay to the Director=s Beneficiary the same monthly installments (or a continuation of such monthly installments if they have already commenced) for the balance of months remaining in the Payout Period.

(b) Alternative payout option.
If (i) the Director is employed with the Bank until reaching his Benefit Age, and (ii) the Director has made a Timely Election to receive a lump sum benefit, this Subsection 3.1(b) shall be controlling with respect to retirement benefits.

The balance of the Retirement Income Trust Fund and the Accrued Benefit Account (if applicable), measured as of the Director=s Benefit Age, shall be paid to the Director in a lump sum on his Benefit Eligibility Date. In the event the Director dies after becoming eligible for such payment (upon attainment of his Benefit Age), but before the actual payment is made, his

Beneficiary shall be entitled to receive the lump sum benefit in accordance with this Subsection 3.1(b) within thirty (30) days of the date the Administrator receives notice of the Director’s death. Notwithstanding the foregoing, unless the Director has made a Timely Election to receive a lump sum distribution from the Accrued Benefit Account, distributions from the Accrued Benefit Account will be paid over the Payout Period, commencing within thirty (30) days of the Director’s Benefit Age.

SECTION IV
PRE-RETIREMENT DEATH BENEFIT

4.1	(a) Normal form of payment.
If (i) the Director dies while employed by the Bank, and (ii) the Director has not made a Timely Election to receive a lump sum benefit, this Subsection 4.1(a) shall be controlling with respect to pre-retirement death benefits.

The balance of the Director=s Retirement Income Trust Fund, measured as of the later of (i) the Director=s death, or (ii) the date any final lump sum Contribution is made pursuant to Subsection 2.1(b), shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period. Such benefits shall commence within thirty (30) days of the date the Administrator receives notice of the Director=s death. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is less than the rate of return used to annuitize the Retirement Income Trust Fund, no additional contributions to the Retirement Income Trust Fund shall be required by the Bank in order to fund the final benefit payment(s) and make up for any shortage attributable to the less-than-expected rate of return. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is greater than the rate of return used to annuitize the Retirement Income Trust Fund, the final benefit payment to the Director=s Beneficiary shall distribute the excess amounts attributable to the greater-than-expected rate of return. The Director=s Beneficiary may request to receive the unpaid balance of the Director=s Retirement Income Trust Fund in a lump sum payment. If a lump sum payment is requested by the Beneficiary, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Director=s Beneficiary notifies both the Administrator and trustee in writing of such election within ninety (90) days of the Director=s death. Such lump sum payment shall be made within thirty (30) days of such notice.

The Director=s Accrued Benefit Account (if applicable), measured as of the later of (i) the Director’s death or (ii) the date any final lump sum Phantom Contribution is recorded in the Accrued Benefit Account pursuant to Subsection 2.1(c), shall be annuitized (using the Interest Factor) into monthly installments and shall be payable to the Director’s Beneficiary for the Payout Period. Such benefit payments shall commence within thirty (30) days of the date the Administrator receives notice of the Director=s death, or if later, within thirty (30) days after any final lump sum Phantom Contribution is recorded in the Accrued Benefit Account in accordance with Subsection 2.1(c).

(b) Alternative payout option.
If (i) the Director dies while employed by the Bank, and (ii) the Director has made a Timely Election to receive a lump sum benefit, this Subsection 4.1(b) shall be controlling with respect to pre-retirement death benefits.

The balance of the Director=s Retirement Income Trust Fund and the Accrued Benefit Account (if applicable), measured as of the later of (i) the Director=s death, or (ii) the date any final lump sum Contribution is made pursuant to Subsection 2.1(b), shall be paid to the Director’s Beneficiary in a lump sum within thirty (30) days of the date the Administrator receives notice of the Director’s death. Notwithstanding the foregoing, unless the Director has made a Timely Election to receive a lump sum distribution with respect to the Accrued Benefit Account, distributions from the Accrued Benefit Account will be paid over the Payout Period commencing within thirty (30) days of the date the Administrator receives notice of the Director=s death.

SECTION V
BENEFIT(S) IN THE EVENT OF TERMINATION OF SERVICE
PRIOR TO BENEFIT AGE

5.1	Voluntary or Involuntary Termination of Service Other Than for Cause. In the event the Director=s service with the Bank is voluntarily or involuntarily terminated prior to Benefit Age,

for any reason, including a Change in Control, but excluding (i) any disability related termination for which the Board of Directors has approved early payment of benefits pursuant to Subsection 6.1, (ii) the Director’s pre-retirement death, which shall be covered in Section IV, (iii) or termination for Cause, which shall be covered in Subsection 5.2, the Director (or his Beneficiary) shall be entitled to receive benefits in accordance with this Subsection 5.1. Payments of benefits pursuant to this Subsection 5.1 shall be made in accordance with Subsection 5.1(a) or 5.1(b) below, as applicable.

(a) Normal form of payment.
(1) Director Lives Until Benefit Age
If (i) after such termination, the Director lives until attaining his Benefit Age, and (ii) the Director has not made a Timely Election to receive a lump sum benefit, this Subsection 5.1(a)(1) shall be controlling with respect to retirement benefits.

The Retirement Income Trust Fund, measured as of the Director’s Benefit Age, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period. Such payments shall commence on the Director’s Benefit Eligibility Date. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is less than the rate of return used to annuitize the Retirement Income Trust Fund, no additional contributions to the Retirement Income Trust Fund shall be required by the Bank in order to fund the final benefit payment(s) and make up for any shortage attributable to the less-than-expected rate of return. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is greater than the rate of return used to annuitize the Retirement Income Trust Fund, the final benefit payment to the Director (or his Beneficiary) shall distribute the excess amounts attributable to the greater-than-expected rate of return. The Director may at anytime during the Payout Period request to receive the unpaid balance of his Retirement Income Trust Fund in a lump sum payment. If such a lump sum payment is requested by the Director, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Director gives notice to both the Administrator and trustee in writing. Such lump sum payment shall be payable within thirty (30) days of such notice. In the event the Director dies at any time after attaining his Benefit Age, but prior to commencement or completion of all monthly payments due and owing hereunder, (i)

the trustee of the Retirement Income Trust Fund shall pay to the Director’s Beneficiary the monthly installments (or a continuation of the monthly installments if they have already commenced) for the balance of months remaining in the Payout Period, or (ii) the Director’s Beneficiary may request to receive the unpaid balance of the Director’s Retirement Income Trust Fund in a lump sum payment. If a lump sum payment is requested by the Beneficiary, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Director’s Beneficiary notifies both the Administrator and trustee in writing of such election within ninety (90) days of the Director’s death. Such lump sum payment shall be made within thirty (30) days of such notice.

The Director=s Accrued Benefit Account (if applicable), measured as of the Director=s Benefit Age, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period. Such benefit payments shall commence on the Director=s Benefit Eligibility Date. In the event the Director dies at any time after attaining his Benefit Age, but prior to commencement or completion of all the payments due and owing hereunder, (i) the Bank shall pay to the Director=s Beneficiary the same monthly installments (or a continuation of such monthly installments if they have already commenced) for the balance of months remaining in the Payout Period.

(2) Director Dies Prior to Benefit Age
If (i) after such termination, the Director dies prior to attaining his Benefit Age, and (ii) the Director has not made a Timely Election to receive a lump sum benefit, this Subsection 5.1(a)(2) shall be controlling with respect to retirement benefits.

The Retirement Income Trust Fund, measured as of the date of the Director’s death, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period. Such payments shall commence within thirty (30) days of the date the Administrator receives notice of the Director’s death. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is less than the rate of return used to annuitize the Retirement Income Trust Fund, no additional contributions to the Retirement Income Trust Fund shall be required by the Bank in order to fund the final benefit payment(s) and make up for any shortage attributable to the less-than-expected rate of return. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is greater than the rate of return used to annuitize the Retirement Income Trust Fund, the final benefit payment to the Director’s Beneficiary shall distribute the excess amounts attributable to the greater-than expected rate of return. The Director’s Beneficiary may request to receive the unpaid balance of the Director’s Retirement Income Trust Fund in the form of a lump sum payment. If a lump sum payment is requested by the Beneficiary, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Director’s Beneficiary notifies both the Administrator and trustee in writing of such election within ninety (90) days of the Director’s death. Such lump sum payment shall be made within thirty (30) days of such notice.

The Director=s Accrued Benefit Account (if applicable), measured as of the date of the Director=s death, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period. Such payments shall commence within thirty (30) days of the date the Administrator receives notice of the Director=s death.

(b) Alternative Payout Option.
(1) Director Lives Until Benefit Age
If (i) after such termination, the Director lives until attaining his Benefit Age, and (ii) the Director has made a Timely Election to receive a lump sum benefit, this Subsection 5.1(b)(1) shall be controlling with respect to retirement benefits.

The balance of the Retirement Income Trust Fund and the Accrued Benefit Account (if applicable), measured as of the Director’s Benefit Age, shall be paid to the Director in a lump sum on his Benefit Eligibility Date. In the event the Director dies after becoming eligible for such payment (upon attainment of his Benefit Age), but before the actual payment is made, his Beneficiary shall be entitled to receive the lump sum benefit in accordance with this Subsection 5.1(b)(1) within thirty (30) days of the date the Administrator receives notice of the Director’s death. Notwithstanding the foregoing, unless the Director has made a Timely Election to receive a lump sum distribution from the Accrued Benefit Account, distributions from the Accrued Benefit Account will be paid over the Payout Period, commencing within thirty (30) days of the Director’s Benefit Age.

(2) Director Dies Prior to Benefit Age
If (i) after such termination, the Director dies prior to attaining his Benefit Age, and (ii) the Director has made a Timely Election to receive a lump sum benefit, this Subsection 5.1(b)(2) shall be controlling with respect to pre-retirement death benefits.

The balance of the Retirement Income Trust Fund and the Accrued Benefit Account (if applicable), measured as of the date of the Director’s death, shall be paid to the Director’s Beneficiary within thirty (30) days of the date the Administrator receives notice of the Director’s death. Notwithstanding the foregoing, unless the Director has made a Timely Election to receive a lump sum distribution with respect to the Accrued Benefit Account, distributions from the Accrued Benefit Account will be paid over the Payout Period commencing within thirty (30) days of the date the Administrator receives notice of the Director=s death.

5.2	Termination For Cause.
If the Director is terminated for Cause, all benefits under this Agreement, other than those which can be paid from previous Contributions to the Retirement Income Trust Fund (and earnings on such Contributions), shall be forfeited. Furthermore, no further Contributions (or Phantom Contributions, as applicable) shall be required of the Bank for the year in which such termination for Cause occurs (if not yet made). The Director shall be entitled to receive a benefit in accordance with this Subsection 5.2.

The balance of the Director=s Retirement Income Trust Fund shall be paid to the Director in a lump sum on his Benefit Eligibility Date. In the event the Director dies prior to his Benefit Eligibility Date, his Beneficiary shall be entitled to receive the balance of the Director’s Retirement Income Trust Fund in a lump sum within thirty (30) days of the date the Administrator receives notice of the Director’s death.

SECTION VI
OTHER BENEFITS

6.1	(a) Disability Benefit.
If the Director’s service is terminated prior to Benefit Age due to a disability that meets the criteria set forth below, the Director may request to receive the Disability Benefit in lieu of the retirement benefit(s) available pursuant to Section 5.1 (which is (are) not available prior to the Director’s Benefit Eligibility Date).

In any instance in which it is determined by a duly licensed, independent physician selected by the Bank, that the Director is “disabled,” the Director shall be entitled to receive a lump sum Disability Benefit hereunder. For these purposes, a distribution from the Accrued Benefit Account (but not the Retirement Income Trust Fund) shall require a determination that the Director is “disabled” within the meaning of proposed Treasury Regulation Section 1.409A-3(g)(4). The Director shall be entitled to the following lump sum benefit(s) in lieu of any benefits under Subsection 5.1. The lump sum benefit(s) to which the Director is entitled shall include: (i) the balance of the Retirement Income Trust Fund, plus (ii) the balance of the Accrued Benefit Account (if applicable). The benefit(s) shall be paid within thirty (30) days following the date of the Director’s final disability determination. In the event the Director dies after becoming eligible for such payment(s) but before the actual payment(s) is (are) made, his Beneficiary shall be entitled to receive the benefit(s) provided for in this Subsection 6.1(a) within thirty (30) days of the date the Administrator receives notice of the Director’s death.

(b) Disability Benefit - Supplemental.
Furthermore, if Board of Director approval is obtained within thirty (30) days of the Director=s death, the Bank shall make a direct, lump sum payment to the Director’s Beneficiary in an amount equal to the sum of all remaining Contributions (or Phantom Contributions) set forth in Exhibit A, but not required pursuant to Subsection 2.1(b) (or 2.1(c)) due to the Director’s disability-related termination. Such lump sum payment, if approved by the Board of Directors, shall be payable to the Director=s Beneficiary within thirty (30) days of such Board of Director approval.

6.2	Additional Death Benefit - Burial Expense.
Upon the Director=s death, the Director=s Beneficiary shall also be entitled to receive a one-time lump sum death benefit in the amount of Ten Thousand Dollars ($10,000). This benefit shall be paid directly from the Bank to the Beneficiary and shall be provided specifically for the purpose of providing payment for burial and/or funeral expenses of the Director. Such death benefit shall be payable within thirty (30) days of the date the Administrator receives notice of the Director=s death. The Director=s Beneficiary shall not be entitled to such benefit if the Director is terminated for Cause prior to death.

SECTION VII
BENEFICIARY DESIGNATION

The Director shall make an initial designation of primary and secondary Beneficiaries upon execution of this Agreement and shall have the right to change such designation, at any subsequent time, by submitting to (i) the Administrator, and (ii) the trustee of the Retirement Income Trust Fund, in substantially the form attached as Exhibit B to this Agreement, a written designation of primary and secondary Beneficiaries. Any Beneficiary designation made subsequent to execution of this Agreement shall become effective only when receipt thereof is acknowledged in writing by the Administrator.

SECTION VIII
DIRECTOR’S RIGHT TO ASSETS

The rights of the Director, any Beneficiary, or any other person claiming through the Director under this Agreement, shall be solely those of an unsecured general creditor of the Bank. The Director, the Beneficiary, or any other person claiming through the Director, shall only have the right to receive from the Bank those payments or amounts so specified under this Agreement. The Director agrees that he, his Beneficiary, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Bank, including any insurance policies or contracts which the Bank may possess or obtain to informally fund this Agreement. Any asset used or acquired by the Bank in connection with the liabilities it has assumed under this Agreement shall not be deemed to be held under any trust for the benefit of the Director or his Beneficiaries, unless such asset is contained in the rabbi trust described in

Section XII of this Agreement. Any such asset shall be and remain a general, unpledged asset of the Bank in the event of the Bank=s insolvency.

SECTION IX
RESTRICTIONS UPON FUNDING

The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement, other than those Contributions required to be made to the Retirement Income Trust Fund. The Director, his Beneficiaries or any successor in interest to him shall be and remain simply a general unsecured creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation. The Bank reserves the absolute right in its sole discretion to either purchase assets to meet its obligations undertaken by this Agreement or to refrain from the same and to determine the extent, nature, and method of such asset purchases. Should the Bank decide to purchase assets such as life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to replace such assets from time to time or to terminate its investment in such assets at any time, in whole or in part. At no time shall the Director be deemed to have any lien, right, title or interest in or to any specific investment or to any assets of the Bank. If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Director, then the Director shall assist the Bank by freely submitting to a physical examination and by supplying such additional information necessary to obtain such insurance or annuities.

SECTION X
ACT PROVISIONS

10.1
Named Fiduciary and Administrator. The Bank, as Administrator, shall be the Named Fiduciary of this Agreement. As Administrator, the Bank shall be responsible for the management, control and administration of the Agreement as established herein. The Administrator may delegate to others certain aspects of the management and operational responsibilities of the Agreement, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

10.2
Claims Procedure and Arbitration. In the event that benefits under this Agreement are not paid to the Director (or to his Beneficiary in the case of the Director’s death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Administrator within sixty (60) days from the date payments are refused. The Administrator shall review the written claim and, if the claim is denied, in whole or in part, it shall provide in writing, within ninety (90) days of receipt of such claim, its specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim. Such writing by the Administrator shall further indicate the additional steps which must be undertaken by claimants if an additional review of the claim denial is desired.

If claimants desire a second review, they shall notify the Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Agreement or any documents relating thereto and submit any issues and comments, in writing, they may feel appropriate. In its sole discretion, the Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Agreement upon which the decision is based.

If claimants continue to dispute the benefit denial based upon completed performance of this Plan and the Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to mediation, administered by the American Arbitration Association (AAAA@) (or a mediator selected by the parties) in accordance with the AAA=s Commercial Mediation Rules. If mediation is not successful in resolving the dispute, it shall be settled by arbitration administered by the AAA under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

SECTION XI
MISCELLANEOUS

11.1
No Effect on Employment Rights. Nothing contained herein will confer upon the Director the right to be retained in the service of the Bank nor limit the right of the Bank to discharge or otherwise deal with the Director without regard to the existence of the Agreement.

11.2
Governing Law. The Agreement is established under, and will be construed according to, the laws of the state of New Jersey, to the extent such laws are not preempted by the Act or other applicable federal law and valid regulations published thereunder.

11.3
Construction and Severability. The funding of and payment of benefits from the Accrued Benefit Account is deemed to be a nonqualified deferred compensation arrangement within the meaning of Code Section 409A. To the extent that the funding of a benefit under the Retirement Income Trust Fund under this Agreement is deemed to be a nonqualified deferred compensation arrangement, then that part of this Agreement shall also be operated, administered and construed consistent with Code Section 409A. To the extent that a provision of the Agreement fails to comply with Code Section 409A and a construction consistent with Code Section 409A is not possible, such provision shall be void ab initio. In addition, the Agreement shall be subject to amendment, with or without advance notice to Director and other interested parties, and on a prospective or retroactive basis, including but not limited to amendment in a manner that adversely affects the rights of Directors and other interested parties, to the extent necessary to effect compliance with Code Section 409A. In the event that any of the provisions of this Agreement or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

11.4
Treatment as a Director. For purposes of this Agreement, it is assumed that the Director is treated as a “director” in accordance with Proposed Treasury Regulation Section 1.409A-1(h)(2). If under future guidance or rulings promulgated by the Internal Revenue Service or Treasury Department under Code Section 409A it is determined that the Director should properly be treated as an “employee” for purposes of this Agreement, distributions to the Director due to Separation from Service will be made in accordance with the provisions of Proposed Treasury Regulation Section 1.409A-1(h)(1).

11.5
Incapacity of Recipient. In the event the Director is declared incompetent and a conservator or other person legally charged with the care of his person or Estate is appointed, any benefits under the Agreement to which such Director is entitled shall be paid to such conservator or other person legally charged with the care of his person or Estate.

11.6
Unclaimed Benefit. The Director shall keep the Bank informed of his current address and the current address of his Beneficiaries. The Bank shall not be obligated to search for the whereabouts of any person. If the location of the Director is not made known to the Bank as of the date upon which any payment of any benefits from the Accrued Benefit Account may first be made, the Bank shall delay payment of the Director’s benefit payment(s) until the location of the Director is made known to the Bank; however, the Bank shall only be obligated to hold such benefit payment(s) for the Director until the expiration of thirty-six (36) months.

11.7
Limitations on Liability. Notwithstanding any of the preceding provisions of the Agreement, no individual acting as an employee or agent of the Bank, or as a member of the Board of Directors shall be personally liable to the Director or any other person for any claim, loss, liability or expense incurred in connection with the Agreement.

11.8	Gender. Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

11.9
Effect on Other Corporate Benefit Agreements. Nothing contained in this Agreement shall affect the right of the Director to participate in or be covered by any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit agreement constituting a part of the Bank’s existing or future compensation structure.

11.10	Suicide. Notwithstanding anything to the contrary in this Agreement, if the Director’s death results from suicide, whether sane or insane, within twenty-six (26) months after execution of this

Agreement, all further Contributions to the Retirement Income Trust Fund (or Phantom Contributions recorded in the Accrued Benefit Account) shall thereupon cease, and no Contribution (or Phantom Contribution) shall be made by the Bank to the Retirement Income Trust Fund (or recorded in the Accrued Benefit Account) in the year such death resulting from suicide occurs (if not yet made). All benefits other than those available from previous Contributions to the Retirement Income Trust Fund under this Agreement shall be forfeited, and this Agreement shall become null and void. The balance of the Retirement Income Trust Fund, measured as of the Director’s date of death, shall be paid to the Beneficiary within thirty (30) days of the date the Administrator receives notice of the Director’s death.

11.11
Inurement. This Agreement shall be binding upon and shall inure to the benefit of the Bank, its successors and assigns, and the Director, his successors, heirs, executors, administrators, and Beneficiaries.

11.12	Headings. Headings and sub-headings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

11.13
Establishment of a Rabbi Trust. The Bank shall establish a rabbi trust into which the Bank shall contribute assets which shall be held therein, subject to the claims of the Bank’s creditors in the event of the Bank’s “Insolvency” (as defined in such rabbi trust agreement), until the contributed assets are paid to the Director and/or his Beneficiary in such manner and at such times as specified in this Agreement. It is the intention of the Bank that the contribution or contributions to the rabbi trust shall provide the Bank with a source of funds to assist it in meeting the liabilities of this Agreement.

11.14
Source of Payments. All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank or the assets of the rabbi trust, to the extent made from the Accrued Benefit Account.

SECTION XII
AMENDMENT/PLAN TERMINATION

12.1
Amendment or Plan Termination. The Bank intends this Agreement to be permanent, but reserves the right to amend or terminate the Agreement when such amendment or termination is required due to objection to the plan by the Bank’s regulatory authorities. The Agreement may not be amended or terminated without the express written consent of the parties. Any amendment or termination of the Agreement shall be made pursuant to a resolution of the Board of Directors of the Bank and shall be effective as of the date of such resolution. No amendment or termination of the Agreement shall directly or indirectly deprive the Director of all or any portion of the Director’s Retirement Income Trust Fund (and Accrued Benefit Account, if applicable) as of the effective date of the resolution amending or terminating the Agreement.

Notwithstanding the foregoing, if an individual Director’s agreement is subject to Code Section 409A, :the Bank may terminate this Agreement only under the following circumstances and conditions:

(a)
The Board of Directors may terminate the Agreement within 12 months of a corporate dissolution taxed under Code Section 331, or with approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), provided that the amounts deferred under the Agreement are included in the Director’s gross income in the latest of (i) the calendar year in which the Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practicable.

(b)
The Board of Directors may terminate the Agreement within the 30 days preceding a Change in Control (but not following a Change in Control), provided that the Agreement shall only be treated as terminated if all substantially similar arrangements sponsored by the Bank are terminated so that the Director and all participants under substantially similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within 12 months of the date of the termination of the arrangements.

(c)
The Board of Directors may terminate the Agreement provided that (i) all arrangements sponsored by the Bank that would be aggregated with this Agreement under Proposed Regulation Section 1.409A-1(c) if the Director covered by this Agreement was also covered by any of those other arrangements are also terminated; (ii) no payments other than payments that would be payable under the terms of the arrangement if the termination had not occurred are made within 12 months of the termination of the arrangement; (iii) all payments are made within 24 months of the termination of the arrangements; and (iv) the Bank does not adopt a new arrangement that would be aggregated with any terminated arrangement under Proposed Regulation Section 1.409A-1(c) if the Director participated in both arrangements, at any time within five years following the date of termination of the arrangement.

12.2
Director’s Right to Payment Following Plan Termination. In the event of a termination of the Agreement, the Director shall be entitled to the balance, if any, of his Retirement Income Trust Fund (and Accrued Benefit Account, if applicable). However, if such termination is done in anticipation of or pursuant to a AChange in Control,@ such balance(s) shall include the final Contribution (or final Phantom Contribution) made (or recorded) pursuant to Subsection 2.1(b)(2) (or 2.1(c)(2)). Payment of the balance(s) of the Director’s Retirement Income Trust Fund (and Accrued Benefit Account, if applicable) shall not be dependent upon his continuation of service with the Bank following the termination date of the Agreement. Payment of the balance(s) of the Director’s Retirement Income Trust Fund (and Accrued Benefit Account, if applicable) shall be made in a lump sum within thirty (30) days of the date of termination of the Agreement.

SECTION XIII
EXECUTION

13.1
This Agreement and the Joseph Yelencsics Grantor Trust Agreement set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Agreement and the Joseph Yelencsics Grantor Trust Agreement.

13.2	This Agreement shall be executed in triplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Bank and the Director have caused this Agreement to be executed on the day and date first above written.

ATTEST:	MAGYAR BANK:

/s/	By:	/s/ Elizabeth E. Hance

	Title:	President/CEO

WITNESS:	DIRECTOR:

/s/	/s/ Joseph Yelencsics

CONDITIONS, ASSUMPTIONS,
AND
SCHEDULE OF CONTRIBUTIONS AND PHANTOM CONTRIBUTIONS

1.	Interest Factor - for purposes of:

a.	the Accrued Benefit Account - shall be six percent (6%) per annum, compounded monthly.

b.	the Elective Contributions - shall be ten percent (10%) per annum, compounded monthly.

c.	the Emeritus Contributions - shall be six percent (6%) per annum, compounded monthly.

d.
the Retirement Income Trust Fund - for purposes of annuitizing the balance of the Retirement Income Trust Fund over the Payout Period, the trustee of the Joseph Yelencsics Grantor Trust shall exercise discretion in selecting the appropriate rate given the nature of the investments contained in the Retirement Income Trust Fund and the expected return associated with the investments. For these purposes, if the trustee of the Retirement Income Trust Fund has purchased a life insurance policy, the trustee shall have the discretion to determine the portion of the cash value of such policy available for purposes of annuitizing the Retirement Income Trust Fund, in accordance with Section 2.3 of the Agreement.

2.
The amount of the annual Emeritus Contributions (or Phantom Contributions) to the Retirement Income Trust Fund (or Accrued Benefit Account) has been based on the annual interest-adjusted accounting accruals which would be required of the Bank through the earlier of the Director=s death or Benefit Age, (i) pursuant to APB Opinion No. 12, as amended by FAS 106 and (ii) assuming a discount rate equal to six percent (6%) per annum, in order to provide a portion of the unfunded, non-qualified Supplemental Retirement Income Benefit. The Emeritus Contributions are calculated to support a benefit based upon 57.5% of the Director’s total board fees, committee fees and/or retainer in the twelve months prior to Director’s Benefit Eligibility Date.

3.
The amount of the annual Elective Contributions (or Phantom Contributions) to the Retirement Income Trust Fund (or Accrued Benefit Account) has been based on the annual interest-adjusted accounting accruals which would be required of the Bank through the earlier of the Director’s death or Benefit Age, (i) pursuant to APB Opinion No. 12, as amended by FAS 106 and (ii) assuming a discount rate equal to ten percent (10%) per annum, in order to provide a portion of the unfunded, non-qualified Supplemental Retirement Income Benefit. Effective January 1, 2007 the Director has elected to discontinue his monthly deferral of board fees, committee fess and/or retainer. Effective January 1, 2007 the monthly deferral amount will be zero.

4.	For purposes of this Agreement, and benefit calculations under this Agreement, future increases in Board Fees after 2006 will be limited to the actual increase or four percent (4%), whichever is less.

Exhibit A

5.
Supplemental Retirement Income Benefit means an actuarially determined annual amount equal to Sixty-Three Thousand Seven Hundred and Forty-Two Dollars ($63,742) at age 65 if paid entirely from the Accrued Benefit Account or Forty Thousand Seven Hundred and Ninety-Five Dollars ($40,795) at age 65 if paid from the Retirement Income Trust Fund.

The Supplemental Retirement Income Benefit:

!
the definition of Supplemental Retirement Income Benefit has been incorporated into the Agreement for the sole purpose of actuarially establishing the amount of annual Contributions (or Phantom Contributions) to the Retirement Income Trust Fund (or Accrued Benefit Account). The amount of any actual retirement, pre-retirement or disability benefit payable pursuant to the Agreement will be a function of (i) the amount and timing of Contributions (or Phantom Contributions) to the Retirement Income Trust Fund (or Accrued Benefit Account) and (ii) the actual investment experience of such Contributions (or the monthly compounding rate of Phantom Contributions).

6.  Schedule of Annual Gross Contributions/Phantom Contributions

Plan Year	Elective Contributions	Emeritus Contributions	Total Contributions
2004	$32,647	$19,868	$52,515
2005	9,754	7,760	17,514
2006	10,775	12,556	23,331
2007	11,903	13,999	25,902
2008	13,150	15,573	28,723
2009	14,527	17,288	31,815
2010	14,006	19,155	33,161
2011	11,179	21,187	32,366
2012	12,350	23,397	35,747
2013	13,643	25,798	39,441
2014	15,072	28,407	43,479
2015	16,650	31,240	47,890
2016	18,394	34,313	52,707
2017	20,319	37,647	57,966
2018	22,447	41,262	63,709
2019	24,571	35,176	59,747

Exhibit A - Cont=d.

RESTATED
DIRECTOR SUPPLEMENTAL RETIREMENT INCOME and
DEFERRED COMPENSATION AGREEMENT
BENEFICIARY DESIGNATION

The Director, under the terms of the Restated Director Supplemental Retirement Income and Deferred Compensation Agreement executed by the Bank, dated the 1st day of February, 2004, as amended and restated effective January 1, 2006, hereby designates the following Beneficiary(ies) to receive any guaranteed payments or death benefits under such Agreement, following his death:

PRIMARY BENEFICIARY:

SECONDARY BENEFICIARY:

This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect.

Such Beneficiary Designation is revocable.

DATE: ______________________, 20__

WITNESS	DIRECTOR

Exhibit B

RESTATED
DIRECTOR SUPPLEMENTAL RETIREMENT INCOME and
DEFERRED COMPENSATION AGREEMENT
NOTICE OF ELECTION TO CHANGE FORM OF PAYMENT

TO:	Bank Attention:

I hereby give notice of my election to change the form of payment of my Supplemental Retirement Income Benefit, as specified below. I understand that such notice, in order to be effective, must be submitted in accordance with the time requirements described in Subsection 1.27 of my Restated Director Supplemental Retirement Income and Deferred Compensation Agreement.

G	I hereby elect to change the form of payment of my benefits from monthly installments throughout my Payout Period to a lump sum benefit payment.

G
I hereby elect to change the form of payment of my benefits from a lump sum benefit payment to monthly installments throughout my Payout Period. Such election hereby revokes my previous notice of election to receive a lump sum form of benefit payments.

DIRECTOR

DATE

ACKNOWLEDGED
BY:

TITLE:

DATE

Exhibit C

RESTATED
DIRECTOR SUPPLEMENTAL RETIREMENT INCOME and
DEFERRED COMPENSATION AGREEMENT
NOTICE OF ADJUSTMENT OF ELECTIVE CONTRIBUTION

TO:	Bank Attention:

I hereby give notice of my election to adjust the amount of my Elective Contribution in accordance with my Restated Director Supplemental Retirement Income and Deferred Compensation Agreement, dated the 1st day of February, 2004, as amended and restated effective January 1, 2006. This notice is submitted thirty (30) days prior to January 1st, and shall become effective January 1st, as specified below.

Adjust deferral as of:	January 1st, 2___

Previous Deferral Amount	____________ per month
New Deferral Amount	____________ per month
(to discontinue deferral, enter $0)

DIRECTOR

DATE

ACKNOWLEDGED BY

TITLE

DATE

Exhibit D